EXHIBIT A
                                       to
                             Distribution Agreement

List of Portfolios
------------------

The Starwood Strategic Fund
The Laidlaw Fund
The First Lexington Balanced Fund
The Taxable Money Market Fund

The Select 30 Index Fund
The Select 500 Index Fund
The Select 2000 Index Fund
The Select International Equity Index Fund
The Select REIT Index Fund
The Select Bond Index Fund
The Select Internet Fund
The Select Money Market Fund


         IN WITNESS WHEREOF, the parties hereto have caused this Exhibit to be executed by their officers designated below as of the date specified.


                                THE UNIFIED FUNDS

                                By__________________________
                                   Timothy L. Ashburn
                                   President

                                Date ________________________

                                UNIFIED MANAGEMENT CORPORATION

                                By__________________________
                                   Lynn E. Wood
                                   President & Chief Executive Officer

                                Date ________________________

                                By__________________________
                                   Stephen D. Highsmith, Jr.
                                   Sr. Vice President & Chief Operating Officer

                                Date ________________________